                                                                    Exhibit 19.1

       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 8/31/98


                                                                                                         PERCENT OF
                                                        PERCENT OF               AGGREGATE               AGGREGATE
                                                         NUMBER OF               RECEIVABLE              RECEIVABLE
AGGREGATE RECEIVABLES BALANCE        NUMBER OF ACCTS       ACCTS                  BALANCE                 BALANCE
1.         5,000  or less               32,642             69.10%              $54,445,299.27               9.58%

2.        5,000 - 10,000                 6,157             13.03%               43,367,081.70               7.63%

3.       10,000 - 25,000                 4,968             10.52%               77,248,265.48              13.60%

4.       25,000 - 50,000                 1,802              3.81%               62,453,944.01              10.99%

5.       50,000 - 75,000                   588              1.24%               35,835,859.61               6.31%

6.       75,000 - 100,000                  312              0.66%               26,948,571.12               4.74%

7.      100,000 - 250,000                  503              1.06%               77,195,331.43              13.59%

8.      250,000 - 500,000                  162              0.34%               56,261,486.86               9.90%

9.      500,000 - 1,000,000                 63              0.13%               43,689,954.45               7.69%

10.   1,000,000 - 5,000,000                 39              0.08%               57,770,073.25              10.17%

11.         Over  5,000,000                  5                                  32,914,984.63               5.79%


Total:                                  47,241                                $568,130,851.81

   AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM - IDENTIFIED
                                   PORTFOLIO
                                  AS OF 8/31/98

                                                                                                                   PERCENT OF
                                                                      PERCENT                AGGREGATE              AGGREGATE
                                                                 OF NUMBER OF              RECEIVABLES            RECEIVABLES
REMAINING INSTALLMENT TERM       NUMBER OF ACCTS                        ACCTS                  BALANCE                BALANCE


03 Months or Less                         18,389                       38.93%           $81,749,057.99                 14.39%


04 to 06 Months                           16,951                       35.88%           181,986,894.53                 32.03%


07 to 09 Months                           11,372                       24.07%           200,781,815.51                 35.34%


10 to 12 Months                              319                        0.68%            45,688,027.55                  8.04%


13 to 18 Months                              101                        0.21%            29,439,649.89                  5.18%


More than 18 Months                          109                        0.23%            28,485,406.34                  5.01%



Total:                                    47,241                                       $568,130,851.81

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 8/31/98



            STATES                                     AGGREGATE                 PERCENTAGE OF
                                                     RECEIVABLES                     AGGREGATE
                                                         BALANCE                   RECEIVABLES
                                                                                       BALANCE

CALIFORNIA                                       $131,384,014.37                        23.13%
TEXAS                                              75,890,597.42                        13.36%
NEW YORK                                           52,200,969.23                         9.19%
FLORIDA                                            35,370,549.55                         6.23%
CONNECTICUT                                        28,614,504.57                         5.04%
NEW JERSEY                                         28,010,552.26                         4.93%
PENNSYLVANIA                                       27,683,289.47                         4.87%
WASHINGTON                                         15,152,115.25                         2.67%
ILLINOIS                                           14,322,726.29                         2.52%
GEORGIA                                            12,330,074.17                         2.17%
OHIO                                               12,034,122.49                         2.12%
MASSACHUSETTS                                      10,669,142.76                         1.88%
LOUISIANA                                           9,533,217.00                         1.68%
OREGON                                              8,670,406.55                         1.53%
MICHIGAN                                            8,574,950.77                         1.51%
COLORADO                                            7,520,366.79                         1.32%
ALASKA                                              7,368,066.54                         1.30%
NORTH CAROLINA                                      6,276,234.51                         1.10%
MISSOURI                                            6,254,659.32                         1.10%
SOUTH CAROLINA                                      5,739,173.92                         1.01%
MARYLAND                                            5,138,446.61                         0.90%
VIRGINIA                                            4,935,514.33                         0.87%
INDIANA                                             4,491,232.17                         0.79%
WISCONSIN                                           4,278,293.24                         0.75%
MINNESOTA                                           3,913,991.60                         0.69%
OKLAHOMA                                            3,851,481.98                         0.68%
WEST VIRGINIA                                       3,718,581.78                         0.65%
MISSISSIPPI                                         3,703,374.45                         0.65%
ARKANSAS                                            3,534,634.74                         0.62%
ALABAMA                                             3,437,585.35                         0.61%
NEVADA                                              3,275,659.89                         0.58%
HAWAII                                              3,207,629.12                         0.56%
TENNESSEE                                           2,921,930.06                         0.51%
KENTUCKY                                            2,803,574.20                         0.49%
ARIZONA                                             2,554,934.62                         0.45%
NEW HAMPSHIRE                                       1,634,407.52                         0.29%
UTAH                                                1,401,098.71                         0.25%
MAINE                                               1,169,210.89                         0.21%
IOWA                                                1,067,570.28                         0.19%
IDAHO                                                 871,054.21                         0.15%
MONTANA                                               846,120.78                         0.15%
NEBRASKA                                              634,459.48                         0.11%
RHODE ISLAND                                          614,171.50                         0.11%
WYOMING                                               303,252.82                         0.05%
SOUTH DAKOTA                                          207,350.01                         0.04%
DISTRICT OF COLUMBIA                                    6,606.54                         0.00%
DELAWARE                                                3,921.57                         0.00%
ONTARIO                                                 3,576.40                         0.00%
NEW MEXICO                                              1,213.07                         0.00%
BRITISH  COLUMBIA                                         240.66                         0.00%




Total:                                           $568,130,851.81

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                      EIGHT MONTHS               TWELVE MONTHS
                                                                    ENDED AUGUST 31,            ENDED DECEMBER 31,
                                                                         1998                        1997
                                                                         ----                        ----
Average Outstanding Principal Balance                                  $533,636                    $562,229
Gross Charge Offs                                                         1,913                       1,002
Recoveries                                                                  534                         102
Net Charge Offs                                                           1,379                         900
Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                               0.39%(2)                    0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
    (2)   Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                          AT AUGUST 31,          AT DECEMBER 31,
                                                                               1998                    1997
                                                                               ----                    ----
Number of days a loan remains overdue after cancellation of
    the related insurance policy
             31-89 days                                                       1.01%                   1.17%
             90-270 days                                                      0.95%                   0.93%
             Over 270 days (1)                                                0.00%                   0.00%
                                                                              -----                   -----
                 Total                                                        1.96%                   2.10%
                                                                              =====                   =====


             (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                   EIGHT MONTHS ENDED                 TWELVE MONTHS ENDED
                                                                     AUGUST 31, 1998                   DECEMBER 31, 1997
                                                                     ---------------                   -----------------
Average Outstanding Principal Balance Receivables                      $533,636                            $562,229
Interest & Fee Income                                                    41,029                              63,462

Average Revenue Yield                                                     11.53(1)                            11.29%

(1)  Calculated on an annualized basis.